LEASE AGREEMENT

This Lease is made this 15th day of September, 2006, effective as of September 1, 2006, between R2H2 LLC, a Washington limited liability company (“Landlord”), and JONES SODA CO., a Washington corporation, formerly known as Urban Juice & Soda Company (“Tenant”). Tenant currently leases space from Landlord and Landlord and Tenant wish to provide for the expansion of the space leased to Tenant and the extension of the Term. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon the following terms and conditions.

Landlord and Tenant agree:

1. DEFINITIONS Whenever used in this Lease, the following terms shall have the meanings indicated below.

1.1 Additional Rent. The Tax Rent and all other amounts, except Fixed Rent, payable by Tenant under this Lease.

1.2 Building. The improvements known as 234 – 9th Avenue North, Seattle, Washington (“Building A”) AND a portion of the improvements known as 228 –9th Avenue North, Seattle, Washington (“Building B”) of which Landlord is Master Lessee having the authority to lease such space as provided herein, plus the underlying land legally described in Exhibit A attached hereto. As used herein “Building” shall include both Building A and Building B.

1.3 Premises. Approximately 7,989 rentable square feet located in Building A, consisting of the entire building, AND approximately 5,545 rentable square feet located in Building B, consisting of the entire upper floor and north wing of the lower floor of Building B as described in Exhibit B.

1.4 Commencement Date. September 1, 2006 or the date that Landlord delivers the Premises to Tenant pursuant to Section 3, whichever is later.

1.5 Fixed Rent. $12,710.00 per month, subject to increases as defined in Section 2.2.

1.6	Permitted Uses. General office and warehouse purposes,
1.7	Notice Addresses.
Landlord:R2H2 LLC
227 Westlake Avenue North
Seattle, Washington 98109
Attn: Scott Redman
Tenant: Jones Soda Co.
234 – 9th Avenue North
Seattle, Washington 98109
1.8	Rent. The Fixed Rent and Additional Rent.

1.9	Term. Five (5) years commencing on the Commencement Date. Notwithstanding the Term, the Landlord intends to redevelop the Building. Accordingly, Tenant agrees that Landlord shall have the right at any time during the Term to terminate the Lease by delivering nine (9) months’ advance written notice to Tenant. The Lease shall terminate at the end of such nine-month notice period.

1.10 Security Deposit. None required.

2. RENT

2.1 Payment. All Rent shall be paid in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, at the address of Landlord set forth in this Lease or at such other place as Landlord in writing may designate, without any set-off or deduction whatsoever and without any prior demand therefor. Upon execution of this Lease, Tenant shall pay to Landlord the Fixed Rent for the first and last months of the Term as well as the Security Deposit.

2.2 Fixed Rent. Commencing on the Commencement Date, Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each calendar month included in the Term. The Fixed Rent shall be subject to four percent (4%) increases annually during the Term, thereby resulting in the following schedule of Fixed Rent:

	Annual	Monthly

Year 2	$158,620.80	$13,218.40

Year 3	$164,721.60	$13,726.80

Year 4	$170,822.40	$14,235.20

Year 5	$176,923.20	$14,743.60

2.3 Tax Rent. In addition to the Fixed Rent, commencing on the Commencement Date, Tenant shall pay, prior to delinquency, all Real Property Taxes (sometimes referred to herein as Tax Rent). “Real Property Taxes” shall mean real and personal property taxes, LID’s, assessments, and other governmental impositions and charges of every kind and nature, now or hereafter imposed, including surcharges with respect thereto, which may during the Term of this Lease be levied, assessed, imposed, or otherwise become due and payable with respect to the Building, including tenant improvements and the Building Parcel and all improvements, fixtures, and equipment thereon, or the use, occupancy or possession thereof; taxes on property of Tenant; and any taxes levied or assessed in addition to, in lieu of, or as a substitute for, in whole or part, taxes now levied or assessed or any other tax upon owning, leasing or rents receivable by Landlord from the Building, but not including any federal or state income tax imposed on Landlord.

2.4 Additional Rent. Unless another time shall be herein expressly provided, Additional Rent shall be due and payable on demand or together with the next succeeding installment of Fixed Rent, whichever shall first occur; and Landlord shall have the same remedies for failure to pay the Additional Rent as for a non-payment of Fixed Rent.

2.5 Rent for a Partial Month. For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay 1/30th of each monthly installment of Rent for each day of such portion, payable in advance at the beginning of such portion.

2.6 Interest and Late Charge. From and after 5 days after the due date of any payment of Rent, interest shall accrue thereon at the rate of the lesser of 1-1/2% per month or the maximum rate permitted by law. Any amounts of Rent not paid within five (5) days after their due date shall be subject to a late charge equal to five percent (5%) of the delinquent amount.

3. COMMENCEMENT DATE AND IMPROVEMENTS The Term of this Lease shall commence on the later of: (i) August 1, 2006; or (ii) the date Landlord has completed the painting of the Premises, at Landlord’s expense. The color of such paint shall be subject to Tenant’s reasonable approval. All other improvements shall be made at Tenant’s expense.

4. SECURITY DEPOSIT Landlord is not requiring Tenant to pay any additional Security Deposit. Landlord will refund the initial Security Deposit of $10,984.88 upon the termination of this Lease, less any amounts necessary to repair damage or other amounts for which Tenant is responsible.

5. NET LEASE The parties agree that the rent provided for in this Lease shall be absolutely net to Landlord, free of any and all real estate taxes, personal property taxes and other taxes, expenses, liabilities, charges or other deductions whatsoever with respect to the Premises and/or the ownership, leasing, operation, maintenance, repair, rebuilding, use or occupation thereof, or with respect to any interest of Landlord therein, it being the intention of the parties that, by the execution of this Lease, Tenant shall, during the term of this Lease, assume with respect to the Premises every obligation relating thereto which the ownership thereof would entail and which, but for this Lease, would be borne by Landlord. This Lease is a net lease and, notwithstanding any law, all rent and other amounts payable under this Lease by Tenant shall be paid without offset, counterclaim, abatement or defense, except as specifically provided herein.

6. UTILITIES SERVICE Tenant shall be solely responsible and shall pay separately, directly to the provider thereof, for all charges for fuel, heat, water, sewer service, refuse collection, gas, electricity, telephone and for all other utilities used or consumed in the Premises (“Utilities”). It is understood that Landlord shall not be required to provide any services or utilities to Tenant and shall not be responsible for any failure or interruption thereof caused outside of Landlord’s reasonable control, and Tenant shall make any necessary arrangements to have all of such services or utilities billed directly to and paid directly by Tenant. Tenant shall pay Tenant’s pro rata share of all Utilities upon receipt from Landlord of a copy of the utility bills, which in the case of Building B is 58.0%, and Tenant shall pay the costs of Utilities for Building A directly to the utility provider.

7. LANDLORD’S COVENANTS

7.1  Repairs by Landlord. Landlord, at Landlord’s sole cost and expense, shall make necessary repairs to the exterior foundations and structural members of the roof of the Building and shall make necessary structural repairs to the exterior walls of the Building, provided that Landlord shall not be obligated hereby to do any work required to be done because of any damage caused by any act, omission or negligence of Tenant and its visitors, agents, and employees. Routine repairs and maintenance of that portion of the roof of Building A used as a “roof deck” by Tenant shall be the responsibility of Tenant; provided, that any existing damage to the “roof deck” shall be the responsibility of Landlord. Landlord shall commence any such repair within a reasonable time after written notice from Tenant that the same is necessary. Landlord warrants that all mechanical, plumbing and electrical systems in the Building shall remain in good working condition through the period expiring ninety (90) days after the Commencement Date. Any claim by Tenant under this warranty must be delivered to Landlord in writing within such 90-day period.

7.2  Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent and performing Tenant’s obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without hindrance, ejection or molestation by any person lawfully claiming under Landlord, subject to the other terms and provisions of this Lease and to all mortgages and underlying leases of record to which this Lease is or may become subject and subordinate.

7.3  Landlord’s Liability. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended for the purpose of binding only the Landlord’s interest in the Building and Building Parcel, as the same may from time to time be encumbered, and are not intended to bind personally or the assets of Landlord (other than Landlord’s interest in the Building and Building Parcel). Except to the extent of Landlord’s interest in the Building and the Building Parcel, no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or shareholders or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in or relating to this Lease.

7.4 Indemnity. Landlord shall indemnify and save Tenant harmless of and from all loss, cost liability, damage and expense, including, but not limited to, attorneys’ fees, penalties and fines, incurred in connection with or arising from (i) any default by Landlord in the observance or performance of any of the terms, covenants or conditions of this Lease on Landlord’s part to be observed or performed, or (ii) the willful misconduct, or negligent acts or omissions of Landlord or its contractors, agents or employees during or after the expiration of the Term.

8. TENANT’S ADDITIONAL COVENANTS

8.1  Affirmative Covenants. Tenant covenants, at all times during the Term:

8.1.1 To use the Premises only for the Permitted Use and for no other purpose and in no event shall Tenant permit the use of the Premises in violation of any federal, state or local laws or regulations, in violation of any covenants and restrictions affecting the Building and Building Parcel, or for any unlawful, or noxious or offensive purpose or in such a manner as to constitute a nuisance.

8.1.2 Except for repairs required to be made by Landlord, to take good care of the Premises and, at Tenant’s sole cost and expense, to make all improvements, repairs (including without limitation all routine repairs and maintenance of the roof of the Building) and replacements, interior and exterior, structural or nonstructural, foreseen or unforeseen as and when needed to preserve the Premises in good working order and condition and in compliance with all applicable laws and regulations. Without in any way limiting the foregoing, Tenant shall make any improvements or upgrades required by applicable laws (including without limitation the Americans With Disabilities Act) as a result of Tenant’s use of, or improvements to, the Building or the Premises.

8.1.3 To pay promptly when due the entire cost of any work to the Premises, including equipment, facilities and fixtures therein, undertaken by Tenant, so that the Premises and the Building shall, at all times, be free of liens for labor and materials; to procure all governmental approvals before undertaking such work.

8.1.4 Except to the extent caused by Landlord’s negligence or willful misconduct, to indemnify and save Landlord harmless of and from all loss, cost liability, damage and expense, including, but not limited to, attorneys’ fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed, (ii) the use or occupancy or manner of use or occupancy of the Premises, the Building, or the Building Parcel by Tenant or any Person claiming through or under Tenant, (iii) acts, omissions or negligence of Tenant or any such Person, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any Person claiming through or under Tenant, in or about the Premises either prior to, during or after the expiration of the Term, or (iv) any claims by any Persons, by reason of injury to Persons or damage to property occasioned by any use, occupancy, act, omission or negligence referred to herein.

8.1.5 To maintain with responsible insurance companies approved by Landlord (i) commercial general liability insurance, with contractual liability endorsement covering the matters set forth in subsections 8.1.4(ii), (iii) and (iv) above, with a combined single limit in an amount not less than $1,000,000 which insurance shall name Landlord and its agents as an additional insured; (ii) fire insurance, with extended coverage, vandalism, malicious mischief and sprinkler leakage endorsements covering all fixtures and equipment, stock in trade, furniture, furnishings, improvements or betterments installed or made by Tenant in, on or about the Premises to the extent of their full replacement value. Tenant’s insurance shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or material change, nor shall the policies therefor be surrendered for termination except after at least ten (10) days’ prior written notice to Landlord and, upon Landlord’s request, to any mortgagee of Landlord. In addition, Tenant will procure and maintain, at Tenant’s expense, physical damage insurance covering all real and personal property, located on or in, or constituting a part of, the Building in an amount equal to one hundred percent (100%) of the replacement value of all such property. Such insurance shall afford coverage for damages resulting from (i) perils covered by what is commonly referred to as “broad from all perils coverage” (but excluding earthquake and flood), and (ii) boilers and machinery coverage as appropriate for apparatus located in the Building. All policies required pursuant to this paragraph or duly executed certificates for such policies shall be deposited with Landlord not less than ten (10) days from the day Tenant is expected to take occupancy and upon renewals of said policies not less than fifteen (15) days prior to the expiration of the term of such coverage.

Notwithstanding anything to the contrary herein, Landlord and Tenant mutually agree that with respect to any loss or damage to the real or personal property of either on the Building Parcel, including the Building itself (whether caused by the negligence of Landlord or Tenant or any other cause), which is covered by insurance then being carried by them respectively, or required to be carried, or as to any coverage which Landlord agrees need not be carried, the party suffering a loss releases the other of and from any and all claim with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

8.1.6 The Landlord and Landlord’s agents and employees shall not be liable for, and Tenant waives all claims for, loss or damage to Tenant’s business or damage to person or property sustained by Tenant resulting from any accident or occurrence (unless caused by or resulting from the negligence of Landlord, its agents, servants or employees other than accidents or occurrences against which the Tenant is insured or required to be insured) or in or upon the Premises or the Building.

8.1.7 To permit Landlord and its agents to have access in and about the Premises including, without limitation, the right to enter the Premises on twenty-four (24) hours’ prior notice (except in the case of emergency) to examine the Premises or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease.

8.1.8 To pay on demand Landlord’s expenses, including reasonable attorneys’ fees, at trial and on appeal, incurred in successfully enforcing any obligation of the Tenant under this Lease or incurred in any action or proceeding arising out of or pursuant to this Lease.

8.1.9 This Lease and all of Tenant’s rights hereunder are subject and subordinate to any mortgages or deeds of trust that now exist or may hereafter be placed upon the Building, the Building Parcel or any part thereof and to any and all advances to be made thereunder.

8.1.10 In addition to and not in limitation of Section 8.1.1, Tenant shall, at its expense, comply with any existing or hereafter-enacted environmental cleanup responsibility laws affecting Tenant’s operation at the Premises (“Cleanup Laws”). Tenant shall, at its expense, make all submissions to, provide all information to, and comply with all requirements of the appropriate governmental authority (the “Authority”) under the Cleanup Laws. Should the Authority determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises which occur during the Lease term, Tenant shall at its expense prepare and submit the required plans and financial assurances and carry out the approved plans. Tenant’s obligations under this Section 8.1.10 shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the Premises pursuant to the Cleanup Laws. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of affidavits required by Landlord to determine the applicability of the Cleanup Laws to the Premises, and shall sign the affidavits promptly when requested to do so by Landlord.

Tenant shall indemnify, defend, and hold harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes (as described in any Cleanup Laws) at the Premises that occur during the Lease term, including all fines, suits, procedures, claims and actions of any kind arising out of Tenant’s failure to provide all information, make all submissions and take all steps required by the Authority under the Cleanup Laws or any other environmental laws. Tenant’s obligations and liabilities under this paragraph shall survive termination or sooner expiration of this Lease. Tenant’s failure to abide by the terms of this Section shall be restrainable by injunction.

8.1.11 Upon the expiration or sooner termination of the Term, to quit and surrender the Premises to Landlord, broom clean, in the condition existing on the Commencement Date, ordinary wear and tear and casualty not caused by Tenant excepted. To remove all property of Tenant and, at Landlord’s option, to remove any alteration, addition and improvement made by Tenant and to repair all damages to the Premises caused by such removal; provided that Landlord shall not require the removal of any alterations or installations made by Tenant under the 2000 Lease (as defined in Section 14) including without limitation any paint, wiring, or cabling performed by Tenant, and provided further that Tenant shall have no obligation to remove any future alterations, additions, or improvements performed by Tenant unless Landlord, at the time of giving its consent to such alterations, additions, or improvements, conditions its consent thereto on Tenant’s removal of the same upon expiration of the Term. Any improvements or installations which are required to be but are not so removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord, as Landlord shall desire, but Tenant shall be responsible for the cost of restoration of the Premises and removal and disposal.

8.2 Negative Covenants. Tenant covenants at all times during the Term and such further time as Tenant occupies the Premises or any part thereof:

8.2.1 Not to make or perform, or permit the making or performance of, any alterations, subdivisions, installations, decorations, improvements, additions or other physical changes in or about the Premises including those which are necessary to satisfy any applicable laws or regulations (referred to collectively as “alterations”) without Landlord’s prior written consent. Landlord agrees not to unreasonably withhold its consent to alterations requested by Tenant.

8.2.2 Not to assign, sell, mortgage, pledge, or in any manner, voluntarily or involuntarily, transfer or permit the transfer of this Lease or any interest therein, or sublet the Premises or parts thereof without Landlord’s prior written consent, which Landlord shall not unreasonably withhold or delay. A transfer or change in the owners of Tenant’s stock or a change in the composition of any noncorporate Tenant shall, unless such stock is publicly traded, be deemed an assignment. Consent by Landlord to an assignment, subletting, concession or license shall not be construed to relieve Tenant from obtaining the express consent of Landlord to any further assignment or subletting, nor shall the collection of Rent by Landlord from any assignee, subtenant or other occupant be deemed a waiver of this covenant or an acceptance of the assignee or subtenant as Tenant or a release of Tenant from the covenants in this Lease on Tenant’s part to be performed. Tenant and any assignee or subtenant shall be jointly and severally liable for the obligations of this Lease. Notwithstanding anything contained herein to the contrary, Tenant may, without Landlord’s consent, assign this Lease or sublease all or any portion of the Premises (“Permitted Transfer”) to:  (a) a parent, subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (b) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (c) a purchaser of all or substantially all of Tenant’s assets in the State of Washington.  No such Permitted Transfer shall relieve Tenant of any liability under the Lease.

9. DESTRUCTION: CONDEMNATION

9.1 Damage or Destruction.

9.1.1 In case of damage to the Premises or the Building by fire or other casualty, Tenant shall give immediate notice to Landlord. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed 30% of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, or if insurance proceeds sufficient for restoration are for any reason unavailable, then Landlord may no later than the sixtieth (60th) day following the damage, give Tenant a notice of election to terminate this Lease. In the event of such an election this Lease shall be deemed to terminate on the third day after the giving of said notice, Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent and Additional Rent shall be apportioned as of the date of said surrender and any Rent paid for any period beyond said date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than 30% of such replacement value of the Building and insurance proceeds sufficient for restoration are available, or if despite the cost Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Premises (to the extent of improvements to the Premises originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of insurance adjustments by Landlord, and Tenant shall have no right to terminate this Lease except as herein provided. To the extent that the Premises are rendered untenantable, the Rent shall proportionately abate, except in the event such damage resulted from or was contributed to, directly, or indirectly, by the act, fault or neglect of Tenant, Tenant’s contractors, agents, employees, invitees or licensees, in which event Rent shall abate only to the extent Landlord receives proceeds from Landlord’s rental income insurance policy to compensate Landlord for loss of rent.

9.1.2 No damages, compensations or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. Landlord shall use its best efforts to effect such repairs promptly.

9.1.3 Landlord will not carry insurance of any kind on any improvements paid for by Tenant or on Tenant’s furniture or furnishings or on any fixtures, equipment, personal property, inventory, improvements or appurtenances of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

9.2 Domain. If all of the Premises or such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rents, Additional Rents and other payments shall be paid to that date.

10. DEFAULTS AND REMEDIES

10.1 Default. Upon the occurrence, at any time prior to or during the Term, of any one or more of the following events (referred to as “Events of Default”):

10.1.1 If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of five (5) days after written notice from Landlord that the same is past due; or

10.1.2 If Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than covenants for the payment of Fixed Rent and Additional Rent) and Tenant shall fail after written notice by Landlord of such default to remedy such default within twenty (20) days or if said default is not capable of being cured within said twenty (20) day period and Tenant shall not commence the cure within said period or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default;

Then, after the occurrence of such Event of Default, Landlord at any time thereafter, at Landlord’s option, may terminate this Lease by written notice to Tenant but Tenant shall remain liable for damages as provided herein, or Landlord may relet the Premises without terminating this Lease, or Landlord may exercise any other right or remedy allowed by law or provided herein.

10.2 Remedies of Landlord.

10.2.1 If an Event of Default has occurred, then, in any of such events, Landlord may without notice, institute summary proceedings, terminate all services, dispossess Tenant and the legal representative of Tenant or other occupants of the Premises, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant shall remain liable for damages as provided herein.

10.2.2 Upon an Event of Default, Landlord, in addition to any other rights or remedies it may have, at its option, may enter the Premises or any part thereof, either with or without process of law, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease and as agent of Tenant, re-let the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof), and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default, re-entry and/or dispossession by summary proceedings or otherwise, all Rent and Additional Rent shall become due thereupon and be paid up to the time of such re-entry or dispossession, together with such expenses as Landlord may incur in connection with such default for attorneys fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental.

10.2.3 If an Event of Default has occurred, Landlord shall have the right to have a receiver appointed to collect rent and conduct Tenant’s business. Neither the filing of a petition for appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

10.2.4 Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the term hereof, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

10.2.5 At the option of Landlord, rents received by the Landlord from such re-letting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent and Additional Rent due hereunder; second, to the payment of any costs and expenses of such re-letting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the payment of any alteration and changes in the Premises; third, to the payment of Rent and Additional Rent due and to become due hereunder, and, if after so applying said rents there is any deficiency in the Rent or Additional Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure or refusal of Landlord to re-let the Premises or any part or parts thereof shall not release or affect Tenant’s liability hereunder, nor shall Landlord be liable for failure to re-let. No such re-entry or taking possession, of the Premises shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant.

10.3 Landlord’s Right To Cure Defaults. Landlord may cure, after notice of default is served, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorneys’ fees, together with interest on the amount of costs and expenses so incurred at the rate provided in Section 2.6 hereof, shall be paid by Tenant to Landlord on demand, and shall be recoverable as Additional Rent.

10.4 Waiver of Default. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any covenant, condition or duty of the other shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty of Tenant or Landlord, unless in writing signed by the party against whom waiver is sought.

10.5   Holdover by Tenant. In the event Tenant remains in possession of any portion of the Premises after the expiration of the Term as to such portion but with the written permission of Landlord, Tenant shall be deemed to be occupying such portion of the Premises as a tenant from month to month, at a monthly rental equal to the monthly installment of Fixed Rent payable during the last month of the Term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. If Tenant remains in possession of any portion of the Premises after the expiration of the Term as to such portion but without the written permission of Landlord, Tenant shall pay monthly rental equal to 125% of the monthly installment of Fixed Rent payable during the last month of the Term. Tenant shall not and hereby waives the right to interpose any counterclaim or counterclaims in a summary proceeding or other action by Landlord based on holdover. Notwithstanding the foregoing, Tenant shall remain liable to Landlord for all damages incurred by Tenant’s failure to vacate at the end of the Term, including Landlord’s inability to commence redevelopment or loss of any new tenant, due to Tenant’s failure to vacate the Premises.

11. SIGNAGE Any signage installed by Tenant shall be subject to Landlord’s prior written consent, which Landlord may withhold in its sole discretion. All such signage shall be installed and maintained at Tenant’s sole expense, and on or before the expiration of the Term of this Lease, such signage shall be removed by Tenant at its sole expense. Tenant shall repair any damage caused to the Building by such removal. All such signage shall comply with all applicable laws and codes.

12. PARKING Tenant shall be entitled to use the loading dock area on the Building Parcel and the three (3) covered parking spaces in the back of Building B for parking Tenant’s vehicles at no additional cost to Tenant. Such parking shall be subject to such reasonable rules and regulations as Landlord may issue from time to time.

13. MISCELLANEOUS PROVISIONS

13.1 Notices. Any notice or demand from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly served if mailed by registered or certified mail, return receipt requested, addressed, if to Tenant, at the address of Tenant set forth herein, or to such other address as Tenant shall have last designated by notice in writing to Landlord, and if to Landlord, at the address of Landlord set forth herein or such other address as Landlord shall have last designated by notice in writing to Tenant. Notice shall be deemed served when mailed.

13.2 Brokerage. There are no brokers in connection with this Lease. Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this Lease, and each covenants to pay, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof with whom they had dealings.

13.3   Estoppel Certificates. Each of the parties agrees that it will, at any time and from time to time, within 10 business days following written notice by the other party hereto specifying that it is given pursuant to this Section, execute, acknowledge and deliver to the party who gave such notice a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Rent and any other payments due hereunder from Tenant have been paid in advance, if any, and stating whether or not to the best of knowledge of the signer of such certificate the other party is in default in performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge.

13.4   Applicable Law and Construction. The laws of the State of Washington shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

13.5   Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or partnership or joint venture between the parties hereto.

13.6   Binding Effect of Lease. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

13.7   No Oral Changes. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

13.8 Entire Agreement. This Lease is the final and complete expression of Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, to Tenant’s use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect.

13.9   Free Jones Soda Products. The parties agree that during the Term of this Lease beginning on August 1, 2006, the Tenant shall deliver to the Landlord on the first day of each month, five (5) cases of mixed Jones Soda products at no cost to the Landlord.

14. TERMINATION OF EXISTING LEASE. Effective on the Commencement Date, the parties acknowledge that the lease by and between Landlord, as landlord, and Tenant, successor-in-interest to Urban Juice & Soda Company, as tenant, dated March 14, 2000, as amended by that certain First Amendment to Lease dated March 1, 2003, and that Second Amendment to Lease dated March 1, 2005 (collectively, the “2000 Lease”) shall be terminated and of no further force and effect, except that the Security Deposit shall remain under this Lease as set forth in Section 4.

Landlord and Tenant have executed this Lease as of the day and year set forth at the beginning of this Lease.

LANDLORD: R2H2 LLC, a Washington limited liability company

By: /s/

Its: Managing Member

TENANT:	JONES SODA CO., a Washington corporation
By: /s/ Hassan N. Natha
Its: Chief Financial Officer

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that      is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the      of R2H2 LLC to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this      day of August, 2006

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the state of Washington, residing at

My appointment expires

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that      is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the      of JONES SODA CO. to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this      day of August, 2006.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the state of Washington, residing at

My appointment expires

. EXHIBIT A

Legal Description

Building A

Building BEXHIBIT B

Description of Premises

Building A – Entire Building

Building B
[attach sketch or description]